Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$3,044,040
Unrealized Gain (Loss) on Market Value of Futures	2,117,570
Dividend Income	108
Interest Income	603
Total Income (Loss)	$5,162,321

Expenses
General Partner Management Fees	$11,749
Professional Fees	7,482
Brokerage Commissions	3,839
NYMEX License Fee	294
Non-interested Directors' Fees and Expenses	166
Prepaid Insurance Expense	79
Total Expenses	23,609
Expense Waiver	(8,882)
Net Expenses	$14,727
Net Income (Loss)	$5,147,594

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/15	$20,145,805
Net Income (Loss)	5,147,594

Net Asset Value End of Month	$25,293,399
Net Asset Value Per Share (400,000 Shares)	$63.23

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612